Exhibit 99.1

July 21, 2022

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	VP Finance and Controller
(206) 392-5908

Alaska Air Group delivers record-breaking second quarter 2022 results
Generated record quarterly revenues of $2.7 billion on improved operational performance; flew record load factor of 88% reflecting strong demand

SEATTLE — Alaska Air Group (NYSE: ALK) today announced another quarter of improvement in its financial results for the second quarter ending June 30, 2022, and provided outlook for the third quarter ending September 30, 2022.

"It's clear that travel is one of the things people have missed the most these past two years. They are excited to fly again and our team is delivering on the safe, reliable and caring experience they expect from us," said CEO Ben Minicucci. "Revenue in June topped $1 billion, the highest single month in our history. Our 14% adjusted pretax margin in Q2 is near the top of the industry, and our operation is on track in June with the #1 on-time performance and a schedule completion rate over 99%. I'm feeling so much gratitude for the people of Alaska, Horizon and McGee for pulling together. We have a strong platform for growth in 2023 and a lot to be optimistic about."

Financial Results for the Second Quarter:
•Reported net income for the second quarter of 2022 under Generally Accepted Accounting Principles (GAAP) of $139 million, or $1.09 per share, compared to a net income of $397 million, or $3.13 per share, in the second quarter of 2021.
•Reported net income for the second quarter of 2022, excluding special items and mark-to-market fuel hedge accounting adjustments, of $280 million, or $2.19 per share, compared to a net loss, excluding special items and mark-to-market fuel hedge accounting adjustments, of $38 million, or $0.30 per share, in the second quarter of 2021.
•Reported adjusted pretax margin for the second quarter of 14%.
•Recorded $2.7 billion in operating revenues for the second quarter, the highest revenue-generating quarter in company history.

Balance Sheet and Liquidity:
•Generated $948 million in operating cash flow for the second quarter, inclusive of $231 million in net federal income tax refunds.
•Held $3.4 billion in unrestricted cash and marketable securities as of June 30, 2022.
•Maintained a debt-to-capitalization ratio of 50% as of June 30, 2022, within our target range of 40% to 50%.

Operational Updates and Milestones for the Second Quarter:
•Flew a record load factor for the quarter of 88%, driven by high demand on reduced capacity.
•Led the industry in on-time performance for the month of June, meeting our commitment to operational reliability.

•Received nine Boeing 737-9 aircraft in the second quarter, bringing the total number of 737-9s in our mainline fleet to 28.
•Ratified new contracts with Alaska Airlines dispatchers and Horizon Air aircraft technicians and fleet service agents; and reached a tentative agreement with Alaska Airlines IAM represented employees.
•Expanded pilot training throughput by 20% from April, and added 100 active mainline pilots in the second quarter.
•Began nonstop service to Miami and Cleveland from Seattle, bringing the total nonstop destinations served from Seattle to 100.
•Launched $8 flat rate satellite Wi-Fi on mainline aircraft in partnership with Intelsat.

Awards and Employee Recognition:
•Ranked as one of America's Best Employers for Diversity by Forbes, recognizing our commitment to increasing diverse leadership representation and equity initiatives.
•Named the Best Major Airline in North America by the Airline Passenger Experience Association, highlighting Alaska's inflight experience.
•Recognized the company's workforce for their relentless commitment to caring for our guests for 90 years by giving each employee 90,000 miles redeemable for travel anywhere in the world.

Second Quarter Environmental, Social and Governance Updates:
•Released our 2021 Care Report, highlighting the company's progress in various environmental, social and governance areas and outlining ongoing initiatives and future goals.
•Signed agreement with Aemetis to purchase 13 million gallons of sustainable aviation fuel to be delivered over the seven-year term of the agreement.
•Subsequent to quarter end, announced a partnership with Microsoft and Twelve, a carbon transformation technology company, to advance the availability of sustainable aviation fuels.
•Scored 100% in our first year participating in Disability:IN's Disability Equality Index, which benchmarks companies on their disability inclusion and equality.

The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and six months ended June 30, 2022, and 2021 to adjusted amounts.

	Three Months Ended June 30,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$139	$1.09	$397	$3.13
Payroll Support Program grant wage offset	—	—	(503)	(3.97)
Mark-to-market fuel hedge adjustments	40	0.31	(46)	(0.36)
Special items - fleet transition and related charges(a)	146	1.14	(4)	(0.03)
Special items - restructuring charges(b)	—	—	(23)	(0.18)
Income tax effect of reconciling items above	(45)	(0.35)	141	1.11
Non-GAAP adjusted net income (loss) per share	$280	$2.19	$(38)	$(0.30)

	Six Months Ended June 30,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$(4)	$(0.03)	$266	$2.10
Payroll support program grant wage offset	—	—	(914)	(7.23)
Mark-to-market fuel hedge adjustments	(67)	(0.53)	(68)	(0.54)
Special items - fleet transition and related charges(a)	221	1.75	14	0.11
Special items - restructuring charges(b)	—	—	(12)	(0.09)
Income tax effect of reconciling items above	(37)	(0.30)	240	1.90
Non-GAAP adjusted net income (loss) per share	$113	$0.89	$(474)	$(3.75)
(a) Special items - fleet transition and related charges in the three and six months ended June 30, 2022 are primarily for impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets. The A320 fleet is expected to be retired from operating service by the end of 2022; the Q400 fleet is expected to be retired from operating service in early 2023.
(b) Special items - restructuring charges in the three and six months ended June 30, 2021 are related to the estimated costs for pilot incentive leaves.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss second quarter results at 8:30 a.m. PDT on July 21, 2022. A webcast of the call is available to the public at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the call.

Third Quarter and Full Year 2022 Outlook

Q3 Expectation(a)
Capacity (ASMs) % change versus 2019(a)	Down 5% to 8%
Revenue passengers % change versus 2019(a)	Down 8% to 10%
Passenger load factor	85% to 88%
Total revenue % change versus 2019(a)	Up 16% to 19%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2019(a)	Up 16% to 19%
Economic fuel cost per gallon	$3.79 to $3.89
Non-operating expense	$2 million to $4 million
Adjusted tax rate	24% to 25%
(a) Due to the unusual nature of 2021 and 2020, all 2022 comparisons are versus the third quarter of 2019.

For full year 2022, we expect our capacity to be down 8% to 9% versus 2019, and expect our CASMex to be up 15% to 17% versus 2019. We continue to expect our full year adjusted pre-tax margin to be between 6% and 9%.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We emphasize Next-Level Care for our guests, along with providing low fares, award-winning customer service and sustainability efforts. Alaska is a member of the oneworld global alliance. With the alliance and our additional airline partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per share amounts)	2022	2021		Change	2022	2021	Change
Operating Revenues
Passenger revenue	$2,418	$1,352		79%	$3,929	$2,011	95%
Mileage Plan other revenue	175	118		48%	287	212	35%
Cargo and other	65	57		14%	123	101	22%
Total Operating Revenues	2,658	1,527		74%	4,339	2,324	87%

Operating Expenses
Wages and benefits	639	510		25%	1,245	1,003	24%
Variable incentive pay	56	34		65%	92	67	37%
Payroll Support Program grant wage offset	—	(503)		NM	—	(914)	NM
Aircraft fuel, including hedging gains and losses	776	274		183%	1,123	477	135%
Aircraft maintenance	104	102		2%	239	183	31%
Aircraft rent	73	62		18%	146	124	18%
Landing fees and other rentals	136	144		(6)%	274	273	—%
Contracted services	82	54		52%	160	105	52%
Selling expenses	78	41		90%	136	74	84%
Depreciation and amortization	104	98		6%	206	195	6%
Food and beverage service	50	35		43%	91	58	57%
Third-party regional carrier expense	50	37		35%	92	67	37%
Other	177	117		51%	329	222	48%
Special items - fleet transition and related charges	146	(4)		NM	221	14	NM
Special items - restructuring charges	—	(23)	.	NM	—	(12)	NM
Total Operating Expenses	2,471	978		153%	4,354	1,936	125%
Operating Income (Loss)	187	549		(66)%	(15)	388	(104)%
Non-operating Income (Expense)
Interest income	11	6		100%	18	13	38%
Interest expense	(26)	(39)		(33)%	(53)	(71)	(25)%
Interest capitalized	3	3		7%	5	6	(17)%
Other - net	10	9		10%	24	19	25%
Total Non-operating Income (Expense)	(2)	(21)		(90)%	(6)	(33)	(82)%
Income (Loss) Before Income Tax	185	528			(21)	355
Income tax expense (benefit)	46	131			(17)	89
Net Income (Loss)	$139	$397			$(4)	$266

Basic Earnings (Loss) Per Share	$1.10	$3.18			$(0.03)	$2.13
Diluted Earnings (Loss) Per Share	$1.09	$3.13			$(0.03)	$2.10

Shares used for computation:
Basic	126.543	124.977			126.265	124.640
Diluted	127.795	126.825			126.265	126.388

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$778	$470
Marketable securities	2,647	2,646
Total cash and marketable securities	3,425	3,116
Receivables - net	401	546
Inventories and supplies - net	93	62
Prepaid expenses and other current assets	313	196
Total Current Assets	4,232	3,920

Property and Equipment
Aircraft and other flight equipment	8,569	8,127
Other property and equipment	1,532	1,489
Deposits for future flight equipment	292	384
	10,393	10,000
Less accumulated depreciation and amortization	3,922	3,862
Total Property and Equipment - Net	6,471	6,138

Other Assets
Operating lease assets	1,669	1,453
Goodwill and intangible assets	2,041	2,044
Other noncurrent assets	387	396
Other Assets	4,097	3,893

Total Assets	$14,800	$13,951

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	June 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$286	$200
Accrued wages, vacation and payroll taxes	416	457
Air traffic liability	1,778	1,163
Other accrued liabilities	794	625
Deferred revenue	1,012	912
Current portion of operating lease liabilities	274	268
Current portion of long-term debt	342	366
Total Current Liabilities	4,902	3,991

Long-Term Debt, Net of Current Portion	1,961	2,173

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,505	1,279
Deferred income taxes	552	578
Deferred revenue	1,429	1,446
Obligation for pension and postretirement medical benefits	299	305
Other liabilities	353	378
Total Noncurrent Liabilities	4,138	3,986

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2022 - 136,109,649 shares; 2021 - 135,255,808 shares, Outstanding: 2022 - 126,759,705 shares; 2021 - 125,905,864 shares	1	1
Capital in excess of par value	542	494
Treasury stock (common), at cost: 2022 - 9,349,944 shares; 2021 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(308)	(262)
Retained earnings	4,238	4,242
	3,799	3,801
Total Liabilities and Shareholders' Equity	$14,800	$13,951

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Six Months Ended June 30, 2022	Three Months Ended March 31, 2022(a)	Three Months Ended June 30, 2022(b)
Cash Flows from Operating Activities:
Net income (loss)	$(4)	$(143)	$139
Non-cash reconciling items	447	182	265
Changes in working capital	792	248	544
Net cash provided by (used in) operating activities	1,235	287	948

Cash Flows from Investing Activities:
Property and equipment additions	(632)	(288)	(344)
Other investing activities	(89)	327	(416)
Net cash provided by (used in) investing activities	(721)	39	(760)

Cash Flows from Financing Activities:	(206)	(168)	(38)

Net increase (decrease) in cash and cash equivalents	308	158	150
Cash, cash equivalents, and restricted cash at beginning of period	494	494	652
Cash, cash equivalents, and restricted cash at end of the period	$802	$652	$802
(a) As reported in Form 10-Q for the first quarter of 2022.
(b) Cash flows for the three months ended June 30, 2022, can be calculated by subtracting cash flows for the three months ended March 31, 2022, as reported in Form 10-Q for the first quarter 2022, from the six months ended June 30, 2022.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,005	8,712	26.3%	19,700	13,379	47.2%
RPMs (000,000) "traffic"	13,746	10,334	33.0%	24,332	15,727	54.7%
ASMs (000,000) "capacity"	15,611	13,413	16.4%	29,394	23,810	23.5%
Load factor	88.1%	77.0%	11.1 pts	82.8%	66.1%	16.7 pts
Yield	17.59¢	13.09¢	34.4%	16.15¢	12.79¢	26.3%
RASM	17.03¢	11.38¢	49.6%	14.76¢	9.76¢	51.2%
CASMex(b)	9.92¢	9.20¢	7.8%	10.24¢	9.95¢	2.9%
Economic fuel cost per gallon(b)	$3.76	$1.90	97.9%	$3.23	$1.85	74.6%
Fuel gallons (000,000)	196	168	16.7%	368	294	25.2%
ASMs per gallon	79.6	79.8	(0.3)%	79.9	81.0	(1.4)%
Average full-time equivalent employees (FTEs)	22,603	19,001	19.0%	22,092	18,071	22.3%
Mainline Operating Statistics:
Revenue passengers (000)	8,321	6,151	35.3%	14,887	9,302	60.0%
RPMs (000,000) "traffic"	12,460	8,966	39.0%	21,972	13,555	62.1%
ASMs (000,000) "capacity"	14,052	11,611	21.0%	26,439	20,464	29.2%
Load factor	88.7%	77.2%	11.5 pts	83.1%	66.2%	16.9 pts
Yield	16.28¢	11.96¢	36.1%	14.89¢	11.64¢	27.9%
RASM	16.02¢	10.59¢	51.3%	13.81¢	9.09¢	51.9%
CASMex(b)	8.98¢	8.48¢	5.9%	9.29¢	9.17¢	1.3%
Economic fuel cost per gallon(b)	$3.74	$1.88	98.9%	$3.21	$1.84	74.4%
Fuel gallons (000,000)	165	135	22.2%	311	233	33.5%
ASMs per gallon	85.2	86.0	(0.9)%	85.0	87.8	(3.2)%
Average number of FTEs	17,315	14,021	23.5%	16,825	13,247	27.0%
Aircraft utilization	10.1	9.9	2.0%	9.8	9.2	6.5%
Average aircraft stage length	1,363	1,320	3.3%	1,349	1,313	2.7%
Operating fleet(d)	233	202	31 a/c	233	202	31 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,685	2,562	4.8%	4,813	4,077	18.1%
RPMs (000,000) "traffic"	1,285	1,367	(6.0)%	2,360	2,172	8.7%
ASMs (000,000) "capacity"	1,559	1,802	(13.5)%	2,955	3,346	(11.7)%
Load factor	82.4%	75.9%	6.5 pts	79.9%	64.9%	15.0 pts
Yield	30.35¢	20.48¢	48.2%	27.88¢	19.95¢	39.7%
RASM	26.04¢	16.41¢	58.7%	23.21¢	13.84¢	67.7%
Operating fleet(d)	104	94	10 a/c	104	94	10 a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2021 and 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2022 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2022 Compared to 2019 (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2019		Change	2022	2019		Change
Passenger revenue	$2,418	$2,111		15%	$3,929	$3,827		3%
Mileage plan other revenue	175	118		48%	287	228		26%
Cargo and other	65	59		10%	123	109		13%
Total Operating Revenues	2,658	2,288		16%	4,339	4,164		4%

Operating expenses, excluding fuel and special items	1,549	1,414		10%	3,010	2,819		7%
Aircraft fuel, including hedging gains and losses	776	502		55%	1,123	922		22%
Special items	146	8		NM	221	34		NM
Total Operating Expenses	2,471	1,924		28%	4,354	3,775		15%

Total Non-operating Expense	(2)	(13)		(85)%	(6)	(32)		(81)%
Income (Loss) Before Income Tax	$185	$351		(47)%	$(21)	$357		(106)%

Consolidated Operating Statistics:
Revenue passengers (000)	11,005	12,026		(8)%	19,700	22,442		(12)%
RPMs (000,000) "traffic"	13,746	14,638		(6)%	24,332	27,087		(10)%
ASMs (000,000) "capacity"	15,611	16,980		(8)%	29,394	32,487		(10)%
Load Factor	88.1%	86.2%	1.9	pts	82.8%	83.4%	(0.6)	pts
Yield	17.59¢	14.43¢		22%	16.15¢	14.13¢		14%
RASM	17.03¢	13.48¢		26%	14.76¢	12.82¢		15%
CASMex	9.92¢	8.33¢		19%	10.24¢	8.68¢		18%
FTEs	22,603	21,921		3%	22,092	21,876		1%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$2,028	$390	$—	$—	$2,418	$—	$2,418
CPA revenues	—	—	101	(101)	—	—	—
Mileage Plan other revenue	159	16	—	—	175	—	175
Cargo and other	64	—	—	1	65	—	65
Total Operating Revenues	2,251	406	101	(100)	2,658	—	2,658
Operating Expenses
Operating expenses, excluding fuel	1,262	289	98	(100)	1,549	146	1,695
Fuel expense	617	119	—	—	736	40	776
Total Operating Expenses	1,879	408	98	(100)	2,285	186	2,471
Non-operating Income (Expense)	3	—	(5)	—	(2)	—	(2)
Income (Loss) Before Income Tax	$375	$(2)	$(2)	$—	$371	$(186)	$185
Pretax Margin					14.0%		7.0%

	Three Months Ended June 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,072	$280	$—	$—	$1,352	$—	$1,352
CPA revenues	—	—	111	(111)	—	—	—
Mileage Plan other revenue	102	16	—	—	118	—	118
Cargo and other	55	—	—	2	57	—	57
Total Operating Revenues	1,229	296	111	(109)	1,527	—	1,527
Operating Expenses
Operating expenses, excluding fuel	984	286	91	(127)	1,234	(530)	704
Fuel expense	253	66	—	1	320	(46)	274
Total Operating Expenses	1,237	352	91	(126)	1,554	(576)	978
Non-operating Income (Expense)	(16)	—	(5)	—	(21)	—	(21)
Income (Loss) Before Income Tax	$(24)	$(56)	$15	$17	$(48)	$576	$528
Pretax Margin					(3.1)%		34.6%

	Six Months Ended June 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$3,271	$658	$—	$—	$3,929	$—	$3,929
CPA revenues	—	—	195	(195)	—	—	—
Mileage Plan other revenue	259	28	—	—	287	—	287
Cargo and other	121	—	—	2	123	—	123
Total Operating Revenues	3,651	686	195	(193)	4,339	—	4,339
Operating Expenses
Operating expenses, excluding fuel	2,456	551	197	(194)	3,010	221	3,231
Fuel expense	998	192	—	—	1,190	(67)	1,123
Total Operating Expenses	3,454	743	197	(194)	4,200	154	4,354
Non-operating Income (Expense)	4	—	(10)	—	(6)	—	(6)
Income (Loss) Before Income Tax	$201	$(57)	$(12)	$1	$133	$(154)	$(21)
Pretax Margin					3.1%		(0.5)%

	Six Months Ended June 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,578	$433	$—	$—	$2,011	$—	$2,011
CPA revenues	—	—	215	(215)	—	—	—
Mileage Plan other revenue	182	30	—	—	212	—	212
Cargo and other	99	—	—	2	101	—	101
Total Operating Revenues	1,859	463	215	(213)	2,324	—	2,324
Operating Expenses
Operating expenses, excluding fuel	1,877	551	179	(236)	2,371	(912)	1,459
Fuel expense	427	118	—	—	545	(68)	477
Total Operating Expenses	2,304	669	179	(236)	2,916	(980)	1,936
Non-operating Income (Expense)	(23)	—	(10)	—	(33)	—	(33)
Income (Loss) Before Income Tax	$(468)	$(206)	$26	$23	$(625)	$980	$355
Pretax Margin					(26.9)%		15.3%

(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program grant wage offsets, special items, and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
(in cents)	2022		2021		2022		2021
Consolidated:
CASM	15.84	¢	7.29	¢	14.81	¢	8.13	¢
Less the following components:
Payroll Support Program grant wage offset	—		(3.75)		—		(3.84)
Aircraft fuel, including hedging gains and losses	4.98		2.04		3.82		2.00
Special items - fleet transition and related charges(a)	0.94		(0.03)		0.75		0.07
Special items - restructuring charges(b)	—		(0.17)		—		(0.05)
CASM excluding fuel and special items	9.92	¢	9.20	¢	10.24	¢	9.95	¢

Mainline:
CASM	15.06	¢	6.24	¢	13.69	¢	6.72	¢
Less the following components:
Payroll Support Program grant wage offset	—		(3.79)		—		(4.21)
Aircraft fuel, including hedging gains and losses	5.06		1.78		3.84		1.75
Special items - fleet transition and related charges(a)	1.02		(0.03)		0.56		0.07
Special items - restructuring charges(b)	—		(0.20)		—		(0.06)
CASM excluding fuel and special items	8.98	¢	8.48	¢	9.29	¢	9.17	¢
(a) Special items - fleet transition and related charges in the three and six months ended June 30, 2022 are primarily for impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets. The A320 fleet is expected to be retired from operating service by the end of 2022; the Q400 fleet is expected to be retired from operating service in early 2023.
(b) Special items - restructuring charges in the three and six months ended June 30, 2021 are related to the estimated costs for pilot incentive leaves.

Fuel Reconciliation
	Three Months Ended June 30,
	2022		2021
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$824	$4.20	$330	$1.96
Losses (gains) on settled hedges	(88)	(0.44)	(10)	(0.06)
Consolidated economic fuel expense	736	3.76	320	1.90
Mark-to-market fuel hedge adjustment	40	0.20	(46)	(0.27)
GAAP fuel expense	$776	$3.96	$274	$1.63
Fuel gallons		196		168

	Six Months Ended June 30,
	2022		2021
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,328	$3.61	$552	$1.87
Losses (gains) on settled hedges	(138)	(0.38)	(7)	(0.02)
Consolidated economic fuel expense	1,190	3.23	545	1.85
Mark-to-market fuel hedge adjustment	(67)	(0.18)	(68)	(0.23)
GAAP fuel expense	$1,123	$3.05	$477	$1.62
Fuel gallons		368		294

Debt-to-capitalization, including operating leases
(in millions)	June 30, 2022	December 31, 2021
Long-term debt, net of current portion	$1,961	$2,173
Long-term and current capitalized operating leases	1,779	1,547
Adjusted debt, net of current portion of long-term debt	3,740	3,720
Shareholders' equity	3,799	3,801
Total Invested Capital	$7,539	$7,521

Debt-to-capitalization ratio, including operating leases	50%	49%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent and special items
(in millions)	June 30, 2022	December 31, 2021
Current portion of long-term debt	$342	$366
Current portion of operating lease liabilities	274	268
Long-term debt	1,961	2,173
Long-term operating lease liabilities, net of current portion	1,505	1,279
Total adjusted debt	4,082	4,086
Less: Total cash and marketable securities	(3,425)	(3,116)
Adjusted net debt	$657	$970

(in millions)	Twelve Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
GAAP Operating Income(a)	$282	$685
Adjusted for:
Payroll Support Program grant wage offset and special items	208	(925)
Mark-to-market fuel hedge adjustments	(46)	(47)
Depreciation and amortization	405	394
Aircraft rent	276	254
EBITDAR	$1,125	$361
Adjusted net debt to EBITDAR	0.6x	2.7x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including Payroll Support Program wage offset, fleet transition and related charges, and restructuring charges) from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as Payroll Support Program wage offset, fleet transition and related charges, and restructuring charges, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile